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                                                                    Exhibit 99.2

 [GRAPHIC OMITTED]
      OCWEN

                                              Ocwen Financial Corporation(R)
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 FOR IMMEDIATE RELEASE            FOR FURTHER INFORMATION CONTACT:
                                       Robert J. Leist, Jr.
                                       Vice President & Chief Accounting Officer
                                       T: (561) 682-7958
                                       E: rleist@ocwen.com
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             OCWEN FINANCIAL CORPORATION ANNOUNCES PRIVATE PLACEMENT
                      OF CONVERTIBLE SENIOR UNSECURED NOTES

West Palm Beach, FL - (July 20, 2004) Ocwen Financial Corporation (NYSE:OCN) today announced that it intends, subject to market and other conditions, to privately place $125 million aggregate principal amount of contingent convertible senior unsecured notes due 2024. The notes will be convertible, if certain conditions are met, into shares of the Company's common stock. The Company also plans to grant to the initial purchaser of the notes an option to purchase up to an additional $25 million aggregate principal amount of notes. The interest rate, conversion rate and offering price are to be determined by negotiations between the Company and the initial purchaser of the notes.

The Company intends to use up to 25% of the net proceeds to repurchase, in privately negotiated transactions concurrent with the private placement of the notes, shares of its common stock that it expects will be sold short by purchasers of the notes. It intends to use the remainder of the proceeds for general corporate purposes.

This news release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes or the common stock issuable upon conversion of the notes in any state in which such offer, solicitation or sale would be unlawful. The notes will be offered to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended. The notes and the common stock issuable upon conversion of the notes have not been registered under the Securities Act, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Ocwen Financial Corporation is a diversified financial services holding company with headquarters in West Palm Beach, Florida and operations in India, Japan and Taiwan. Ocwen Financial Corporation is engaged in a variety of businesses related to residential and commercial mortgage servicing, real estate asset management, asset recovery, global outsourcing and the marketing and sales of technology solutions to third parties. Ocwen Financial Corporation is a global leader in customer service excellence as a result of our company-wide commitment to quality, integrity and accountability. Additional information about Ocwen Financial Corporation is available at www.ocwen.com.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding our intended offering of the contingent convertible senior unsecured notes described above and the purposes for which we intend to use the proceeds of such offering. Important factors that could cause actual outcomes to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies and international political and economic uncertainty, as well as other factors detailed in OCN's reports and filings with the Securities and Exchange Commission, including its periodic report on Form 10-K for the year ended December 31, 2003. The forward-looking statements speak only as of the date they are made and should not be relied upon. OCN undertakes no obligation to update or revise the forward-looking statements.

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